Exhibit 10.2

Second Amendment To Credit Agreement

This Second Amendment to Credit Agreement (herein, this “Amendment”) is entered into as of March 6, 2018, among Global Medical REIT L.P., a Delaware limited partnership (the “Borrower”), Global Medical REIT Inc., a Maryland corporation (the “Parent” or “Global Medical REIT”), as a Guarantor, the other Guarantors party hereto, the Lenders party hereto, and BMO Harris Bank N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

Preliminary Statements

A.           Borrower, Parent, the other Guarantors party thereto, the Lenders party thereto, and the Administrative Agent have heretofore entered into that certain Credit Agreement, dated as of December 2, 2016, as amended by that certain First Amendment to Credit Agreement, dated as of March 3, 2017 (such Credit Agreement being referred to herein as the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement, as amended by this Amendment.

B.           Borrower has delivered to the Administrative Agent a Commitment Amount Increase Request requesting that the Commitment be increased to $340,000,000, and Administrative Agent and the Lenders are willing to do so pursuant to the terms below.

C.           This Amendment shall constitute a Loan Document and these Preliminary Statements shall be construed as part of this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.                 Amendment to Credit Agreement.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement (including all Schedules and Exhibits thereto) shall be and hereby is amended to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto.

Section 2.                 Reaffirmation of Guaranties.

Each Guarantor hereby (i) acknowledges and consents to the terms of this Amendment and the Credit Agreement as amended by this Amendment, (ii) confirms that its Guaranty in favor of the Administrative Agent, for the benefit of the Lenders, and all of its obligations thereunder, as amended, remain in full force and effect and (iii) reaffirms all of the terms, provisions, agreements and covenants contained in its Guaranty. Each Guarantor agrees that its consent to any further amendments or modifications to the Credit Agreement and other Loan Documents shall not be required solely as a result of this acknowledgment and consent having been obtained, except to the extent, if any, required by any Guaranty.

Section 3.                 Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1.          The Administrative Agent shall have received this Amendment duly executed by the Borrower, each Guarantor, and the Lenders.

3.2.          Each Lender shall have received an Amended and Restated Promissory Note (or Second Amended and Restated Promissory Note, as applicable) in the amount of such Lender’s Commitment, duly executed by the Borrower.

3.3.          The Administrative Agent shall have received specimen signatures of the persons authorized to execute such documents on the Borrower’s and each Guarantor’s behalf and a written certificate of an Authorized Representative of Borrower and each Guarantor that (i) either affirms that there have been no change to Borrower’s or such Guarantor’s articles of incorporation or articles of organization, as applicable, and bylaws or operating agreement, as applicable, or attaches any amendments to Borrower’s or such Guarantor’s articles of incorporation or articles of organization, as applicable, and/or bylaws or operating agreement, as applicable, and (ii) certifies that attached thereto are a true, correct and completed copy of the written resolutions or other evidence reasonably acceptable to the Administrative Agent of the Borrower’s and each such Guarantor’s Board of Directors (or similar governing body) authorizing the execution and delivery of this Amendment and performance of this Amendment and the Credit Agreement as amended by this Amendment.

3.4.          The Administrative Agent shall have received a written opinion of counsel to the Borrower and each Guarantor, in form and substance reasonably satisfactory to the Administrative Agent;

3.5.          The Administrative Agent shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request, and legal matters incident to the execution and delivery of this Amendment shall be reasonably satisfactory to the Administrative Agent and its counsel.

Section 4.                 Representations.

In order to induce the Administrative Agent and the Lenders to execute and deliver this Amendment, the Borrower and each other Guarantor hereby represents to the Administrative Agent and the Lenders that (a) after giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Credit Agreement, as amended by this Amendment, are and shall be and remain true and correct in all material respects as of the date hereof (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

Section 5.                 Miscellaneous.

5.1.            Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, the other Loan Documents, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.2.            The Borrower agrees to pay on demand all reasonable costs and out-of-pocket expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

5.3.            This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.

5.4.            On the date hereof, the Lenders agree to make such purchases and sales of interests in the outstanding Loans between themselves so that each Lender is then holding its relevant Percentage of outstanding Loans based on its Commitment as in effect after giving effect hereto. Such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

[Signature Pages Follow]

This Second Amendment to Credit Agreement is entered into as of the date and year first above written.

BORROWER:

GLOBAL MEDICAL REIT L.P.

By:	GLOBAL MEDICAL REIT GP, LLC,
a Delaware limited liability company,
its General Partner

	By:	GLOBAL MEDICAL REIT INC.,
a Maryland Corporation,
its-Sole Member,

	By:	/s/ Robert Kiernan
	Name:	Robert Kiernan
	Date:	Treasurer and Chief Financial Officer

[Signature Page to Second Amendment to Credit Agreement (Global Medical REIT L.P.)]

GUARANTORS:

GLOBAL MEDICAL REIT INC.

By	/s/ Robert Kiernan
Name: Robert Kiernan
Title: Treasurer and Chief Financial Officer

GMR ALBERTVILLE, LLC
GMR ALTOONA, LLC
GMR AMARILLO, LLC
GMR ASHEVILLE, LLC
GMR AUSTIN, LLC
GMR BROCKPORT, LLC
GMR CAPE CORAL, LLC
GMR CARSON CITY, LLC
GMR CLERMONT, LLC
GMR EAST ORANGE, LLC
GMR ELLIJAY, LLC
GMR FLOWER MOUND, LLC
GMR FORT WORTH, LLC
GMR FREMONT, LLC
GMR GERMANTOWN, LLC
GMR GREAT BEND, LLC
GMR LAS CRUCES, LLC
GMR LEE’S SUMMIT, LLC
GMR LEWISBURG, LLC
GMR LUBBOCK, LLC
GMR MECHANICSBURG, LLC
GMR MESA, LLC
GMR MOLINE, LLC
GMR OKLAHOMA CITY, LLC
GMR OMAHA, LLC
GMR PRESCOTT, LLC
GMR READING, LLC
GMR SAINT GEORGE, LLC
GMR SANDUSKY, LLC
GMR SHERMAN, LLC
GMR WATERTOWN, LLC

[Signature Page to Second Amendment to Credit Agreement (Global Medical REIT L.P.)]

GMR WYOMISSING, LLC

By:	GLOBAL MEDICAL REIT L.P.,
a Delaware limited partnership,
its Sole Member

	By:	GLOBAL MEDICAL REIT GP, LLC, a Delaware limited liability company, its General Partner

		By:	GLOBAL MEDICAL REIT INC., a Maryland Corporation, it-Sole Member

		By:	/s/ Robert Kiernan
		Name:	Robert Kiernan
		Title:	Treasurer and Chief Financial Officer

[Signature Page to Second Amendment to Credit Agreement (Global Medical REIT L.P.)]

Administrative Agent:

BMO Harris Bank N.A., as L/C Issuer and as
Administrative Agent

By:	/s/ Kevin Fennell
Name: Kevin Fennell
Title: Director

Lenders:

BMO Harris Bank N.A., as a Lender

By:	/s/ Kevin Fennell
Name: Kevin Fennell
Title: Director

[Signature Page to Second Amendment to Credit Agreement (Global Medical REIT L.P.)]

Branch Banking and Trust Company

By:	/s/ Steve Whitcomb
Name: Steve Whitcomb
Title: Senior Vice President

[Signature Page to Second Amendment to Credit Agreement (Global Medical REIT L.P.)]

Citizens Bank, N.A.

By:	/s/ Frank Kaplan
Name: Frank Kaplan
Title: Assistant Vice President

[Signature Page to Second Amendment to Credit Agreement (Global Medical REIT L.P.)]

Comerica Bank

By	/s/ Casey L. Stevenson
Name: Casey L. Stevenson
Title: Vice President

[Signature Page to Second Amendment to Credit Agreement (Global Medical REIT L.P.)]

Franklin Synergy Bank

By	/s/ Lisa Fletzher
	Name	Lisa Fletzher
	Title	SVP

[Signature Page to Second Amendment to Credit Agreement (Global Medical REIT L.P.)]

KeyBank National Association

By	/s/ Brandor Taseff
	Name	Brandor Taseff
	Title	Vice President

[Signature Page to Second Amendment to Credit Agreement (Global Medical REIT L.P.)]

SunTrust Bank

By	/s/ Philip VanFossan
	Name	Philip VanFossan
	Title	Vice President

[Signature Page to Second Amendment to Credit Agreement (Global Medical REIT L.P.)]

The Huntington National Bank

By	/s/ Michael Shiferaw
	Name	Michael Shiferaw
	Title	Senior Vice President

[Signture page to Credit Agreement-Global Medical REIT L.P.]

Annex I

Credit Agreement

[See attached.]

Credit Agreement*

Dated as of December 2, 2016

among

Global Medical REIT L.P.,

as Borrower

the Guarantors from time to time party hereto,

the Lenders from time to time party hereto,

and

BMO Harris Bank N.A.,

as Administrative Agent

and

Citizens Bank, N.A. and

SunTrust Bank, as Co-Syndication Agents

BMO Capital Markets,

Citizens Bank, N.A.~~and~~,

SunTrust Robinson Humphrey, Inc.,

and

KeyBank National Association

as Joint Lead Arrangers and Joint Book Runners

*	As amended by (i) that certain First Amendment to Credit Agreement dated March 3, ~~2017.~~2017, and (ii) that certain Second Amendment to Credit Agreement dated March 6, 2018.

documents reasonably requested to effect such assignment, including an appropriate Assignment and Acceptance and shall pay to the Administrative Agent an assignment fee in the amount of $~~3500.~~3,500. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders.

Section 1.15. Increase in Commitments. The Borrower may, from time to time, on any Business Day prior to the date that is six (6) months prior to the Scheduled Termination Date, increase the aggregate amount of the Commitments by delivering a request substantially in the form attached hereto as Exhibit H or in such other form acceptable to the Administrative Agent (a “Commitment Amount Increase Request”) at least five (5) Business Days prior to the desired effective date of such increase (the “Commitment Amount Increase”). Such Commitment Amount Increase Request shall identify the requested additional Commitments from existing Lender(s), Eligible Assignees proposed as new Lenders or a combination of existing Lenders and Eligible Assignees proposed as new Lenders (the “Increasing Lenders”). Any Commitment Amount Increase shall be subject to the following conditions: (i) the Commitments shall not be increased to an amount greater than $~~250,000,000~~390,000,000 in the aggregate, (ii) any Commitment Amount Increase shall be in an amount not less than $5,000,000, (iii) no Default or Event of Default shall have occurred and be continuing on the date of the Commitment Amount Increase Request or the effective date of the Commitment Amount Increase, and (iv) all representations and warranties contained in Section 6 hereof shall be true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) at the time of such request and on the effective date of such Commitment Amount Increase (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality or Material Adverse Effect, otherwise in all respects) as of such date). The effective date of the Commitment Amount Increase shall be as set forth in the related Commitment Amount Increase Request. Upon the effectiveness thereof, the Increasing Lenders shall advance Loans in an amount sufficient such that after giving effect to its advance each Lender shall have outstanding its Percentage of Loans. It shall be a condition to such effectiveness that if any Eurodollar Loans are outstanding on the date of such effectiveness, such Eurodollar Loans shall be deemed to be prepaid on such date and the Borrower shall pay any amounts owing to the Lenders pursuant to Section 1.11 hereof. The Borrower agrees to pay any reasonable and documented, out-of-pocket expenses of the Administrative Agent relating to any Commitment Amount Increase and arrangement fees related thereto as agreed upon in writing between Administrative Agent and the Borrower. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Commitment and no Lender’s Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Commitment.

Section 1.16. Extension of Termination Date. The Borrower may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) given at least thirty (30) days and not more than ninety (90) days prior to the Initial Termination Date, request that Lenders extend the date on which all Commitments are scheduled to expire hereunder to December 2, 2020 (the “Extended Termination Date”). On the Initial Termination Date, such extension will become effective subject to the Borrower’s timely delivery of such notice to the Administrative Agent and payment of the Extension Fee, and provided that both on the notice delivery date and on the Initial Termination Date (i) no Default or Event of Default shall have

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and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Administrative Agent, or any security trustee therefor, by the Collateral Documents.

“Collateral Account” is defined in Section 9.4 hereof.

“Collateral Documents” means the Pledge Agreement, Mortgages (if any), and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements, control agreements, and other documents as shall from time to time secure the Obligations or any part thereof.

“Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans and Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Commitments of the Lenders, in the aggregate, are equal to $~~200,000,000~~340,000,000 on the ~~First~~Second Amendment Closing Date.

“Commitment Amount Increase” is defined in Section 1.15 hereof.

“Commitment Amount Increase Request” is defined in Section 1.15 hereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” is defined in Section 8.5 hereof.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Consolidated Leverage Ratio” means, as at any date of determination, the ratio of (i) Total Indebtedness as of such date to (ii) Total Asset Value as of such date.

“Consolidated Secured Recourse Leverage Ratio” means, as at any date of determination, the ratio of (i) Total Secured Recourse Indebtedness as of such date to (ii) Total Asset Value as of such date.

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“Scheduled Termination Date” means the Initial Termination Date or the Extended Termination Date, as the case may be.

“Second Amendment Closing Date” means March 6, 2018.

“Significant Lease” means, as to any particular Real Property, each Lease which constitutes 30% or more of all base rent revenue of such Real Property.

“Solvent’ means, with respect to any person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stock” means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock, but excluding any preferred stock or other preferred equity securities.

“Stock Equivalents” means all securities (other than Stock) convertible into or exchangeable for Stock at the option of the holder, and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of Global Medical REIT or the Borrower or of any of their direct or indirect Subsidiaries.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line” means the credit facility for making one or more Swing Loans described in Section 1.2 hereof.

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to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with ~~either~~any of the Arrangers (or any of their affiliates) the finances and affairs of Global Medical REIT, the Borrower and its Subsidiaries) at such reasonable times as the Administrative Agent may designate, with reasonable prior notice to the Borrower and no more often than once in any period of twelve (12) consecutive months unless an Event of Default has occurred and is continuing. In addition, the Administrative Agent may, and at the direction of the Required Lenders, shall, obtain updated Appraisals of any Borrowing Base Property, or portions thereof, from time to time as the Administrative Agent and/or the Required Lenders may designate, which Appraisal shall in each case be in such format and contain such detail as the Administrative Agent may request. The costs and expenses incurred in obtaining any such Appraisal shall in each case be borne by the Borrower, provided that the Borrower shall not be required to pay for more than one (1) Appraisal for each Borrowing Base Property in any period of twelve (12) consecutive months unless an Event of Default has occurred and is continuing. The Administrative Agent shall use reasonable efforts to coordinate inspections undertaken in accordance with this Section 8.6 to (i) minimize the administrative burden of such inspections on Global Medical REIT, the Borrower and their Subsidiaries, (ii) minimize the interference with the business of Global Medical REIT, the Borrower and their Subsidiaries and (iii) not disturb the occupancy of any Real Property by any Tenant. As soon as practicable after the request of the Administrative Agent (which request shall be given by the Administrative Agent at the request of the Required Lenders), the Borrower shall deliver a current property condition report, in form and substance reasonably acceptable to Administrative Agent from an independent engineering or architectural firm reasonably acceptable to Administrative Agent, with respect to any Borrowing Base Property specified by Administrative Agent, that, in the reasonable determination of the Administrative Agent, has a maintenance or structural issue that would materially and adversely affect the value or use of such Eligible Property, provided that the Borrower shall not be required to pay for more than one (1) property condition report for each Borrowing Base Property in any period of twelve (12) consecutive months unless an Event of Default has occurred and is continuing.

Section 8.7.      Liens. The Borrower shall not, nor shall it permit Global Medical REIT or any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person, other than Permitted Liens.

Section 8.8.      Investments, Acquisitions, Loans and Advances. The Borrower shall not, nor shall it permit Global Medical REIT or any Subsidiary to (i) directly or indirectly, make, retain or have outstanding any investments (whether through the purchase of stock or obligations or otherwise) in any Person, real property or improvements on real property, or any loans, advances, lines of credit, mortgage loans or other financings (including pursuant to sale/leaseback transactions) to any other Person, or (ii) acquire any real property, improvements on real property or all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent, with respect to Global Medical REIT, the Borrower or any Subsidiary, any of the following:

(a)      investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one (1) year of the date of issuance thereof;

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GMR Clermont, LLC

By
Name
Title

GMR Great Bend, LLC

By
Name
Title

GMR Altoona, LLC

By
Name
Title

GMR Mesa. LLC

By
Name
Title

GMR Oklahoma City, LLC

By
Name
Title

[Signature Page to Credit Agreement-Global Medical REIT L.P.]

GMR Brockport, LLC

By
Name
Title

GMR Flower Mound, LLC

By
Name
Title

GMR Sherman, LLC

By
Name
Title

GMR Lubbock, LLC

By
Name
Title

GMR Germantown, LLC

By
Name
Title

GMR Austin, LLC

By
Name
Title

[Signature Page to Credit Agreement-Global Medical REIT L.P.]

GMR Albertville, LLC

By
Name
Title

GMR Fort Worth, LLC

By
Name
Title

GMR Moline, LLC

By
Name
Title

GMR Fremont, LLC

By
Name
Title

GMR Amarillo, LLC

By
Name
Title

[Signature Page to Credit Agreement-Global Medical REIT L.P.]

GMR Lee’s Summit, LLC

By
Name
Title

GMR Saint George, LLC

By
Name
Title

GMR Wyomissing, LLC

By
Name
Title

[Signature Page to Credit Agreement-Global Medical REIT L.P.]

Schedule I

Commitments

Lender	Commitment

BMO Harris Bank N.A.	$~~55,000,000~~77,000,000
Citizens Bank, N.A.	$~~37,500,000~~60,000,000
SunTrust Bank	$~~37,500,000~~60,000,000
KeyBank National Association	$60,000,000
The Huntington National Bank	$~~20,000,000~~35,000,000
Comerica Bank	$~~15,000,000~~20,000,000
~~KeyBank National Association~~	~~$15,000,000~~
Franklin Synergy Bank	$~~10,000,000~~15,000,000
Branch Banking and Trust Company	$~~10,000,000~~13,000,000
Total:	$~~200,000,000~~340,000,000